Exhibit 99.1

Contacts:
Media Contact	Investor Contact
DoShik Wood	Brian Denyeau
AspenTech	ICR
+1 781-221-5730	+1 646-277-1251
doshik.wood@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the First Quarter of

Fiscal 2014

Burlington, Mass. — October 29, 2013 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its first quarter of fiscal year 2014, ended September 30, 2013.

Antonio Pietri, President and Chief Executive Officer of AspenTech, said, “AspenTech’s performance in the first quarter was a strong start to fiscal 2014 and was highlighted by low-teens year-over-year growth in total license contract value.  We continue to experience positive adoption trends for our industry leading aspenONE suite on a worldwide basis. As we look ahead to the remainder of the fiscal year, we believe that AspenTech is well positioned to continue driving an attractive combination of solid growth along with strong profitability and free cash flow.”

First Quarter Fiscal 2014 and Recent Business Highlights

•                 The license portion of total contract value was $1.69 billion at the end of the first quarter of fiscal 2014, which increased 13.2% compared to the first quarter of fiscal 2013 and 2.5% sequentially.

•                 Total contract value, including the value of bundled maintenance, was $1.98 billion at the end of the first quarter of fiscal 2014, which increased 15.3% compared to the first quarter of fiscal 2013 and 2.8% sequentially.

•                 Annual spend, which the company defines as the annualized value of all term license and maintenance revenue contracts at the end of the quarter, was approximately $346 million at the end of the first quarter of fiscal 2014, which increased 11.0% compared to the first quarter of fiscal 2013 and 2.5% sequentially.

Summary of First Quarter Fiscal Year 2014 Financial Results

AspenTech’s total revenue of $87.6 million increased 22.5% from $71.5 million in the first quarter of the prior year.

•                  Subscription and software revenue was $78.7 million in the first quarter of fiscal 2014, an increase from $63.8 million in the first quarter of fiscal 2013.

•                  Services & other revenue was $8.9 million in the first quarter of fiscal 2014, compared to $7.7 million in the first quarter of fiscal 2013.

For the quarter ended September 30, 2013, AspenTech reported income from operations of $24.8 million, compared to income from operations of $9.0 million for the quarter ended September 30, 2012.

Net income was $15.0 million for the quarter ended September 30, 2013, leading to net income per share of $0.16, compared to net income per share of $0.05 in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense, restructuring charges and amortization of intangibles associated with acquisitions, was $29.5 million for the first quarter of fiscal 2014, compared to non-GAAP income from operations of $13.4 million in the same period last fiscal year.  Non-GAAP net income was $18 million, or $0.19 per share, for the first quarter of fiscal 2014, compared to non-GAAP net income of $7.3 million, or $0.08 per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash and marketable securities balance of $221.5 million at September 30, 2013, a decrease of $3.3 million from the end of the prior quarter after using $28.9 million in cash to repurchase shares of common stock. During the first quarter, the company generated $25.9 million in cash flow from operations and $24.8 million in free cash flow after taking into consideration $1.1 million in capital expenditures and capitalized software.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, October 29, 2013, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the first quarter fiscal year 2014 as well as the company’s business outlook.

The live dial-in number is (877) 245-0126 or (706) 634-5625, conference ID code 80555103. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 80555103, through November 29, 2013.

About AspenTech

AspenTech is a leading supplier of software that optimizes process manufacturing — for energy, chemicals, engineering and construction, and other industries that manufacture and produce products from a chemical process. With integrated aspenONE solutions, process manufacturers can implement best practices for optimizing their engineering, manufacturing and supply chain operations. As a result, AspenTech customers are better able to increase capacity, improve margins, reduce costs and become more energy efficient. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2013 Aspen Technology, Inc. AspenTech, aspenONE, the Aspen leaf logo, and OPTIMIZE are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Forward-Looking Statements

The second paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s failure to develop new software products, enhance existing products and services, or penetrate new vertical markets; demand for, or usage of, aspenONE software declines for any reason; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS *

(Unaudited in thousands, except per share data)

	Three Months Ended
	September 30,
	2013	2012
Revenue:
Subscription and software	$78,683	$63,763
Services and other	8,882	7,694
Total revenue	87,565	71,457
Cost of revenue:
Subscription and software	4,620	5,128
Services and other	7,458	7,210
Total cost of revenue	12,078	12,338
Gross profit	75,487	59,119
Operating expenses:
Selling and marketing	22,931	21,591
Research and development	15,834	15,766
General and administrative	11,876	12,768
Restructuring charges	(3)	40
Total operating expenses	50,638	50,165
Income from operations	24,849	8,954
Interest income	387	1,099
Interest expense	(18)	(257)
Other income (expense), net	(804)	(277)
Income before provision for income taxes	24,414	9,519
Provision for income taxes	9,415	5,106
Net income	$14,999	$4,413
Net income per common share:
Basic	$0.16	$0.05
Diluted	$0.16	$0.05
Weighted average shares outstanding:
Basic	93,410	93,428
Diluted	94,522	95,670

* Beginning with the first quarter of fiscal 2014, revenue from software maintenance support (SMS) is included within subscription and software revenue in our unaudited consolidated statements of operation. Prior to fiscal 2014, SMS revenue was included within services and other revenue. Additionally, beginning in the first quarter of fiscal 2014, the cost of providing SMS is included within subscription and software cost of revenue. Prior to fiscal 2014, the cost of providing SMS was included within services and other cost of revenue. The first quarter of fiscal 2013 has been reclassified to conform to the current period presentation. Refer to the company’s first quarter fiscal 2014 Form 10-Q for additional details.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share data)

	September 30,	June 30,
	2013	2013

ASSETS
Current assets:
Cash and cash equivalents	$125,604	$132,432
Short-term marketable securities	69,792	57,015
Accounts receivable, net	36,153	36,988
Current portion of installments receivable, net	11,065	13,769
Unbilled services	1,764	1,965
Prepaid expenses and other current assets	9,021	9,665
Prepaid income taxes	255	288
Current deferred tax assets	33,226	33,229
Total current assets	286,880	285,351
Long-term marketable securities	26,068	35,353
Non-current installments receivable, net	881	963
Property, equipment and leasehold improvements, net	7,957	7,829
Computer software development costs, net	1,708	1,742
Goodwill	19,523	19,132
Non-current deferred tax assets	17,147	25,250
Other non-current assets	6,895	7,128
Total assets	$367,059	$382,748

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,484	$846
Accrued expenses and other current liabilities	25,230	34,421
Income taxes payable	1,180	1,697
Current deferred revenue	178,852	178,341
Current deferred tax liabilities	156	156
Total current liabilities	206,902	215,461
Non-current deferred revenue	53,483	53,012
Other non-current liabilities	12,371	12,377
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value—
Authorized— 3,636 shares as of September 30, 2013 and June 30, 2013
Issued and outstanding— none as of September 30, 2013 and June 30, 2013	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized— 210,000,000 shares
Issued— 100,362,079 shares at September 30, 2013 and 99,945,545 shares at June 30, 2013
Outstanding— 93,230,456 shares at September 30, 2013 and 93,683,769 shares at June 30, 2013	10,036	9,995
Additional paid-in capital	580,641	575,770
Accumulated deficit	(334,818)	(349,817)
Accumulated other comprehensive income	8,676	7,263
Treasury stock, at cost—7,131,623 shares of common stock at September 30, 2013 and 6,261,776 shares of common stock at June 30, 2013	(170,232)	(141,313)
Total stockholders’ equity	94,303	101,898
Total liabilities and stockholders’ equity	$367,059	$382,748

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net income	$14,999	$4,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,202	1,317
Net foreign currency loss (gain)	564	(121)
Stock-based compensation	4,387	4,315
Deferred income taxes	8,618	4,222
Provision for bad debts	20	97
Excess tax benefits from stock-based compensation	(41)	—
Other non-cash operating activities	73	3
Changes in assets and liabilities:
Accounts receivable	1,152	8,895
Unbilled services	194	38
Prepaid expenses, prepaid income taxes, and other assets	870	4,443
Installments receivables	3,029	11,030
Accounts payable, accrued expenses, and other liabilities	(9,477)	(13,253)
Deferred revenue	323	(6,938)
Net cash provided by operating activities	25,913	18,461
Cash flows from investing activities:
Purchase of marketable securities	(7,974)	—
Maturities of marketable securities	4,538	—
Purchase of property, equipment and leasehold improvements	(915)	(1,800)
Insurance proceeds	—	2,222
Purchase of technology intangibles	—	(527)
Capitalized computer software development costs	(219)	—
Net cash used in investing activities	(4,570)	(105)
Cash flows from financing activities:
Exercise of stock options	2,933	4,048
Repayments of secured borrowings	—	(5,394)
Repurchases of common stock	(28,919)	(17,163)
Payment of tax withholding obligations related to restricted stock	(2,449)	(1,976)
Excess tax benefits from stock-based compensation	41	—
Net cash used in financing activities	(28,394)	(20,485)
Effect of exchange rate changes on cash and cash equivalents	223	250
Decrease in cash and cash equivalents	(6,828)	(1,879)
Cash and cash equivalents, beginning of period	132,432	165,242
Cash and cash equivalents, end of period	$125,604	$163,363

Supplemental disclosure of cash flow information:
Income tax paid, net	$1,330	$1,034
Interest paid	18	257

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to Non-GAAP results.
(unaudited in thousands, except per share data)

	Three Months Ended September 30,
	2013	2012
Total expenses
GAAP total expenses (a)	$62,716	$62,503
Less:
Stock-based compensation (b)	(4,387)	(4,315)
Restructuring charges	3	(40)
Amortization of purchased technology intangibles	(250)	(103)
Non-GAAP total expenses	$58,082	$58,045

Income from operations
GAAP income from operations	$24,849	$8,954
Plus:
Stock-based compensation (b)	4,387	4,315
Restructuring charges	(3)	40
Amortization of purchased technology intangibles	250	103
Non-GAAP income from operations	$29,483	$13,412

Net income
GAAP net income	$14,999	$4,413
Plus:
Stock-based compensation (b)	4,387	4,315
Restructuring charges	(3)	40
Amortization of purchased technology intangibles	250	103
Less:
Income tax effect on Non-GAAP items (c)	(1,668)	(1,609)
Non-GAAP net income	$17,965	$7,262

Diluted income per share
GAAP diluted income per share	$0.16	$0.05
Plus:
Stock-based compensation (b)	0.05	0.05
Restructuring charges	—	—
Amortization of purchased technology intangibles	—	—
Less:
Income tax effect on Non-GAAP items (c)	(0.02)	(0.02)
Non-GAAP diluted income per share	$0.19	$0.08

Shares used in computing Non-GAAP diluted income per share	94,522	95,670

(a) GAAP total expenses

	Three Months Ended September 30,
	2013	2012
Total costs of revenue	$12,078	$12,338
Total operating expenses	50,638	50,165
GAAP total expenses	$62,716	$62,503

(b) Stock-based compensation expense was as follows:

	Three Months Ended September 30,
	2013	2012
Cost of services and other	$301	$343
Selling and marketing	1,111	977
Research and development	856	741
General and administrative	2,119	2,254
Total stock-based compensation	$4,387	$4,315

(c) The income tax effect on Non-GAAP items for the three months ended September 30, 2013 is calculated utilizing an estimate of our future effective tax rate.